Exhibit 10.21
Execution Copy
AMENDMENT TO SERVICE AGREEMENT
     This Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 18th day of October, 2007 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc. (“Customer”).
RECITALS
     A. Customer and FDMS have previously entered into the Service Agreement dated as of December 27, 2004, as previously amended (the “Service Agreement”).
     B. Customer and FDMS now desire to amend the Service Agreement as set forth herein.
AGREEMENT
FDMS and Customer hereby agree as follows:
     1. The terms of this Amendment are effective as of September 1, 2007.
     2. Section I.a. of Exhibit B to the Service Agreement is hereby amended and restated as follows:
“a.	Customer shall be responsible for and billed directly for any MasterCard, VISA or other Transaction Card dues, fees and assessments. Effective as of September 1, 2007, FDMS will invoice Customer for VISA assessment fees in each calendar month based upon actual transaction volume for such calendar month. Customer shall reimburse FDMS for base access fees incurred by FDMS on behalf of Customer.”
     3. Section II of Exhibit B to the Service Agreement is hereby amended by the addition of the following:
“FDMS shall invoice and Customer shall pay for TrustKeeper service fees on a pass-through basis.”
     4. Customer acknowledges and affirms Section 4.3 of the Service Agreement, and agrees that Section II of Exhibit B to the Service Agreement is hereby amended by the addition of the following Section V.:
“V.	Additional Services. If FDMS commences to offer any new service or product generally to its customers and Customer elects to use any such service or product, or if Customer elects to use services or products which Customer had not previously elected to use, then FDMS shall provide such service or product and Customer shall pay for such service or product at FDMS’ then-current fees and charges or such other price as FDMS and Customer may mutually agree.”

     5. Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Service Agreement. This Amendment constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. In the event of a conflict between this Amendment and the Service Agreement as it relates to the subject matter hereof, the terms of this Amendment shall control. Otherwise, all terms and conditions of the Service Agreement shall likewise apply to this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

FIRST DATA MERCHANT SERVICES CORPORATION		iPAYMENT, INC.

By: Name:	/s/ Rick Learch Rick Learch	By: Name:	/s/ Greg Daily Greg Daily
Title:	SVP	Title:	CEO